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                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                                   EYAK, INC.,

                           SONEXIS TECHNOLOGIES, INC.,

                           BROOKTROUT SOFTWARE, INC.,

                           BROOKTROUT BUSINESS TRUST,

                                       AND

                                BROOKTROUT, INC.

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                                TABLE OF CONTENTS

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AGREEMENT AND PLAN OF MERGER ...................................................     1

TABLE OF CONTENTS ..............................................................     i

1.    The Merger ...............................................................     1

   1.1.  The Merger ............................................................     1

   1.2.  Consideration and Exchange of Shares ..................................     2

   1.3.  Stock Transfer Books ..................................................     2

   1.4.  Closing ...............................................................     2

2.    Representations of the Seller Regarding the Shares .......................     3

3.    Representations of the Seller, the Parent and the Company ................     3

   3.1.  Organization ..........................................................     3

   3.2.  Capitalization ........................................................     4

   3.3.  Authorization .........................................................     4

   3.4.  Financial Statements ..................................................     5

   3.5.  Inventory .............................................................     6

   3.6.  Absence of Undisclosed Liabilities ....................................     6

   3.7.  Litigation ............................................................     6

   3.8.  Insurance .............................................................     6

   3.9.  Intangible Property ...................................................     6

   3.10.    Fixed Assets .......................................................     7

   3.11.    Leases .............................................................     8

   3.12.    Change in Financial Condition and Assets ...........................     8

   3.13.    Accounts Receivable ................................................     8

   3.14.    Tax Matters ........................................................     8

   3.15.    Books and Records ..................................................     9

   3.16.    Contracts and Commitments ..........................................     9

   3.17.    Compliance with Agreements and Laws ................................    11

   3.18.    Employee Relations .................................................    12

   3.19.    Employee Benefit Plans .............................................    12

   3.20.    Indebtedness to and from Officers, Directors and Shareholders ......    13

   3.21.    Powers of Attorney and Suretyships .................................    13

   3.22.    Customers ..........................................................    13

   3.23.    Suppliers ..........................................................    14

   3.24.    Real Property ......................................................    14

   3.25.    Environmental Matters ..............................................    14

   3.26.    Warranty and Product Liability Claims ..............................    16

   3.27.    Prepayments and Deposits ...........................................    16

   3.28.    Regulatory Approvals ...............................................    16

   3.29.    Disclosure .........................................................    16

   3.30.    Knowledge ..........................................................    16

4.    Representations of the Buyer and the Buyer Sub ...........................    16

   4.1.  Organization and Authority ............................................    17

   4.2.  Authorization .........................................................    17

   4.3.  Regulatory Approvals ..................................................    18

   4.4.  Capitalization of Buyer and the Buyer Sub .............................    18

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
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   4.5.  Litigation ............................................................    18

   4.6.  Financial Statements ..................................................    18

   4.7.  Previous Disclosure Document ..........................................    19

   4.8.  Employee Benefits .....................................................    19

   4.9.  Absence of Undisclosed Liabilities ....................................    19

   4.10.    Disclosure .........................................................    20

5.    Access to Information; Public Announcements ..............................    20

   5.1.  Access to Management, Properties and Records ..........................    20

   5.2.  Confidentiality .......................................................    20

   5.3.  Public Announcements ..................................................    20

6.    Pre-Closing Covenants of the Company and the Seller ......................    21

   6.1.  Conduct of Business ...................................................    21

   6.2.  Absence of Material Changes ...........................................    21

   6.3.  Reports, Taxes ........................................................    22

   6.4.  Communications with Customers and Suppliers ...........................    22

   6.5.  Update of Disclosure Memorandum .......................................    22

7.    Best Efforts to Obtain Satisfaction of Conditions ........................    22

8.    Mutual Conditions to Obligations of the Parties ..........................    22

   8.1.  Governmental Approvals ................................................    22

   8.2.  Adverse Proceedings ...................................................    22

   8.3.  Material Adverse Change ...............................................    23

   8.4.  Series C Preferred Stock ..............................................    23

   8.5.  Transition Services Agreement .........................................    23

   8.6.  Certificate of Merger .................................................    23

9.    Conditions to Obligations of the Buyer and the Buyer Sub .................    23

   9.1.  Continued Truth of Representations and Warranties of the Seller, the
   Parent and the Company; Compliance with Covenants and Obligations ...........    23

   9.2.  Stockholder Consent ...................................................    23

   9.3.  Consent of Third Parties ..............................................    23

   9.4.  Opinion of Counsel ....................................................    24

   9.5.  Intercompany Payables .................................................    24

   9.6.  Dissenters' Rights ....................................................    24

   9.7.  Termination of Options ................................................    24

   9.8.  Contracts .............................................................    25

   9.9.  Assignment of Trademarks ..............................................    25

   9.10.    Certificate of Amendment ...........................................    25

   9.11.    Closing Deliveries .................................................    25

10.   Conditions to Obligations of the Company, the Parent and the Seller ......    26

   10.1.    Continued Truth of Representations and Warranties of the Buyer;
   Compliance with Covenants and Obligations ...................................    26

   10.2.    Opinion of Counsel .................................................    26

   10.3.    Tax Opinion.........................................................    26

   10.4.    Closing Deliveries .................................................    26

11.   Indemnification ..........................................................    27

   11.1.    By the Seller and the Parent .......................................    27

   11.2.    By the Buyer and Buyer Sub .........................................    28

   11.3.    Claims for Indemnification .........................................    28

   11.4.    Defense by the Indemnifying Party ..................................    28

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   11.5.    Payment of Indemnification Obligation ..............................    29

   11.6.    Survival of Representations; Claims for Indemnification ............    31

   11.7.    Limitation of Indemnification Obligations ..........................    31

   11.8.    Surrender of Buyer Shares ..........................................    31

12.   Post-Closing Agreements ..................................................    32

   12.1.    Proprietary Information ............................................    32

   12.2.    Non-Competition Agreement ..........................................    32

   12.3.    Sharing of Data and Preparation of Tax Returns .....................    33

   12.4.    Cooperation of the Seller and the Parent ...........................    33

   12.5.    Subsequent Merger or Liquidation ...................................    33

   12.6.    Payment of Company's Accounts Receivable after Closing .............    33

   12.7.    Use of Brooktrout Software Name ....................................    34

   12.8.    Tax-Free Reorganization ............................................    34

   12.9.    Mega Solution Industrial Ltd. and Beijing Jiya Telecom Corp ........    34

13.   Termination of Agreement; Option to Proceed; Damages .....................    35

   13.1.    Termination by Lapse of Time .......................................    35

   13.2.    Termination by Agreement of the Parties ............................    35

   13.3.    Termination by Reason of Breach ....................................    35

   13.4.    Availability of Remedies at Law ....................................    35

14.   Dispute Resolution .......................................................    35

   14.1.    General ............................................................    35

   14.2.    Arbitration ........................................................    36

15.   Brokers ..................................................................    36

   15.1.    For the Company, the Parent and the Seller .........................    36

   15.2.    For the Buyer and the Buyer Sub ....................................    37

16.   Notices ..................................................................    37

17.   Successors and Assigns ...................................................    38

18.   Entire Agreement; Amendments; Attachments ................................    38

19.   Severability .............................................................    38

20.   Expenses .................................................................    38

21.   Intentionally Omitted ....................................................    39

22.   Governing Law ............................................................    39

23.   Section Headings .........................................................    39

24.   Counterparts .............................................................    39

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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "Agreement") is made as of the 9th day of April, 2001 by and among eYak, Inc., a Delaware corporation (the "Buyer"), Sonexis Technologies, Inc., a newly-formed subsidiary of the Buyer (the "Buyer Sub"), Brooktrout Software, Inc., a Delaware corporation (the "Company"), Brooktrout Business Trust, a Massachusetts business trust and the owner of all outstanding shares of common stock of the Company (the "Seller"), and Brooktrout, Inc., a Massachusetts corporation and the ultimate parent entity of both the Company and the Seller (the "Parent").

         WHEREAS, the Seller owns all 25,200,000 shares of common stock of the Company (the "Shares"), which shares represent all of the issued and outstanding equity securities of the Company;

         WHEREAS, the Buyer desires to acquire, through a merger of the Company with and into the Buyer Sub, and the Seller desires to transfer, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement; and

         WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.       The Merger.

         1.1. The Merger.

         (a) Subject to and upon the terms and conditions of this Agreement and pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined below) the Company shall be merged with and into the Buyer Sub (the "Merger") and the Buyer Sub shall be the surviving corporation of the Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the Merger and from and after the Effective Time, the Company will cease to exist as a separate corporate entity. The Certificate of Incorporation and By-laws of the surviving corporation shall be that of the Buyer Sub as it is in existence immediately prior to the Merger. The surviving corporation shall possess all the rights, privileges, obligations, immunities and powers of the Company and the Buyer Sub.

         (b) The Merger shall become effective at the time and on the date that the filing of the Certificate of Merger with the Secretary of State for the State of Delaware, in the form required by and executed in accordance with DGCL, has been completed or such other time as specified in the Certificate of Merger (the "Effective Time"). At the Closing (as defined below), the parties hereto shall cause the Certificate of Merger to be executed and filed with the Secretary of

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State of the State of Delaware, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                  1.2. Consideration and Exchange of Shares. (a) Immediately prior to the consummation of the Merger and without any action on the part of the Company, the Buyer, the Buyer Sub, the Seller or the Parent, all Shares outstanding immediately prior to the Merger shall be cancelled and retired and shall cease to exist and the Seller, as the only holder of the Shares, shall thereafter cease to have any rights with respect to such Shares, except the right to receive, in the aggregate, $4,927,392 in cash (the "Cash Payment") plus 3,374,054 shares of the Buyer's Series C Preferred Stock, $.01 par value per share (the "Buyer Shares" and together with the Cash Payment, the "Merger Consideration"). The outstanding shares of the Buyer Sub immediately prior to the Merger shall, upon consummation of the Merger, remain the issued and outstanding shares in the Buyer Sub, the surviving corporation.

         (b) At the Closing (as defined below), the Seller shall surrender to the Buyer Sub the certificate(s) representing all of the Shares, accompanied by stock power(s) executed in blank, and any other documents that are necessary to transfer to the Buyer Sub good and marketable title to the Shares free and clear of any and all Encumbrances (as defined herein). Upon such surrender, the Buyer or the Buyer Sub shall deliver to the Seller (a) one certificate in the name of the Seller representing the Buyer Shares and (b) the Cash Payment by wire transfer of immediately available funds to an account designated by the Seller. The rights, preferences and privileges of the Buyer Shares are as set forth in the Buyer's Third Amended and Restated Certificate of Incorporation and the Buyer's Second Amended and Restated Voting and Right of First Refusal Agreement, each as amended to date and in the form attached hereto as Exhibits A-1 and A-2. The Buyer Shares shall also have the rights set forth in Amendment No. 3 to the Series C Preferred Stock Purchase Agreement, in substantially the form attached hereto as Exhibit B. Amendment No. 3 to the Series C Preferred Stock Purchase Agreement and Amendment No. 3 to the Second Amended and Restated Voting and Right of First Refusal Agreement are sometimes referred to collectively herein as the "Series C Amendments".

         (c) It is expressly acknowledged and agreed to by the parties that the Buyer and the Buyer Sub shall not assume or continue any of the options granted pursuant to the Company's 1999 Stock Option and Grant Plan, as amended to date (the "Company Option Plan"), nor shall the Buyer or the Buyer Sub substitute any new options to purchase equity interests in the Buyer or the Buyer Sub for such options granted pursuant to the Company Option Plan.

                  1.3. Stock Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. From and after the Effective Time and until surrendered in accordance with the provisions of this Section 1 the Shares shall represent, for all purposes, only the right to receive the Merger Consideration.

                  1.4. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Epstein Becker & Green, P.C., 75 State Street, Boston, Massachusetts at 10:00 a.m., Boston Time, on April 11, 2001 (as it may be extended, the "Closing Date") or at such other, time or date as may be mutually agreed upon in writing by the parties.

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         2.       Representations of the Seller Regarding the Shares.
The Seller represents and warrants to the Buyer as follows:


                  (a) The Seller has good and marketable title to the Shares. Such Shares are free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, stockholder agreements, liens, charges, encumbrances, options and adverse claims or rights of any kind or nature whatsoever (collectively, "Encumbrances").

                  (b) The Seller has the full right, power, authority and capacity to enter into this Agreement and to transfer, convey and sell to the Buyer at the Closing the Shares.

                  (c) The Seller is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which could be reasonably expected to prevent the execution or delivery of this Agreement by the Seller or the Merger.

                  (d) The Seller confirms that it is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

                  (e) The Seller is acquiring the Buyer Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except for transfers permitted without provision of an opinion of counsel, which may include a transfer of Buyer Shares to an affiliate of the Seller, it has no present agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, and it is aware of the restrictions and limitations under applicable securities laws and the Series C Amendments affecting its right and ability to sell or transfer such securities.

                  (f) The Seller confirms that it understands and has fully considered for purposes of this investment the risks in connection with the Buyer Shares and understands that (i) the Buyer Shares are suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (ii) the Buyer Shares are a speculative investment which involves a high degree of risk of loss of the entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Buyer Shares, and accordingly, it may not be possible for the Seller to liquidate its investment in case of emergency.

         3. Representations of the Seller, the Parent and the Company. Each of the Seller, the Parent and the Company, jointly and severally, represent and warrant to the Buyer as follows:


                  3.1. Organization.(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to so

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qualify or be in good standing does not have a material adverse effect on the business or operations of the Company. A list of the jurisdictions where the Company is so qualified is set forth on Item 3.1 of that certain Disclosure Memorandum delivered by the Company to the Buyer on even date herewith (the "Memorandum"). A certified copy of the Certificate of Incorporation and a copy of the By-Laws of the Company, each as amended to date, are included as Item 3.1 to the Memorandum, and the documents comprising Item 3.1 are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

         (b) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

         (c) The Seller is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

                  3.2. Capitalization. A true, correct and complete summary of the capitalization of the Company as of the date hereof is set forth as Item 3.2 of the Memorandum. All of the Company's shares are held of record and beneficially by the Seller and the Seller is an indirect, wholly-owned subsidiary of the Parent. Other than the Seller, there are, and as of the Closing Date there will be, no other holders of equity interests in the Company. At the Effective Time, there will be no securities convertible into or exchangeable for shares of capital stock of the Company. At the Effective Time, there will be no options, warrants, calls, rights, commitments or agreements of any character, written or oral, (i) to which the Company or the Seller or the Parent with respect to the Company's securities is a party or (ii) by which the Company or the Seller or the Parent with respect to the Company's securities is a party or bound obligating the Company or the Seller or the Parent with respect to the Company to grant, extend, accelerate the vesting of, change the price or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The Company does not have any subsidiaries and has no advances to, or investments in, any securities of, or other equity interest in, any corporation, partnership, business entity, enterprise or organization, public or private. All of the Shares are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable laws. All options with respect to any equity interest in the Company, other than those which have been exercised prior to the Merger, will terminate upon the consummation of the Merger.

                  3.3. Authorization. The execution and delivery by the Company, the Seller and the Parent of this Agreement and those agreements specifically contemplated herein (the "Transaction Documents"), and the consummation by the Company, the Seller and the Parent of all transactions contemplated hereunder and thereunder, have been duly authorized by all requisite corporate or other action. Those Transaction Documents to which the Company is a party have been duly executed by the Company. Those Transaction Documents to which the Seller is a party have been duly executed by the Seller. Those Transaction Documents to which

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the Parent is a party have been duly executed by the Parent. All other agreements and obligations entered into and undertaken in connection with the transactions contemplated herein to which the Company, the Parent or the Seller is a party constitute the valid and legally binding obligations of the Company, the Parent or the Seller, respectively, enforceable against it in accordance with their respective terms. The execution, delivery and performance by the Company, the Parent and the Seller of this Agreement and the agreements provided for herein, and the consummation by the Company, the Parent and the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company, the Parent or the Seller, except where such violation would not have a material adverse effect on the execution, delivery, performance or consummation of the agreements or the transactions contemplated herein or therein; (b) violate the provisions of the articles of incorporation and by-laws of the Company or the Parent; (c) violate the provisions of the trust documents of the Seller; (d) violate any judgment, decree, order or award of any court, governmental body or arbitrator, in each case to which they are bound; or (e) except as set forth on Item 3.3 of the Memorandum, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company, the Parent or the Seller pursuant to, any Contract (as such term is defined in Section 3.16). Item 3.3 of the Memorandum sets forth a true, correct and complete list of all consents, approvals or authorizations of, or filings with or notices to, third parties that are required in connection with the consummation by the Company, the Parent and the Seller of the transactions contemplated by this Agreement.

                  3.4. Financial Statements. Item 3.4 to the Memorandum contains the unaudited balance sheet of the Company as of December 31, 2000 (the "Year End Balance Sheet") and the related statements of income of the Company for the fiscal year then ended (collectively, the "Year End Financial Statements"). Item
3.4 to the Memorandum also contains the unaudited balance sheet of the Company (the "Current Balance Sheet") as of February 28, 2001 (the "Current Balance Sheet Date") and the related statements of income of the Company for the two-month period then ended (collectively, the "Current Financial Statements") that have been delivered by the Company to the Buyer. The Year End Financial Statements and the Current Financial Statements are herein collectively referred to as the "Financial Statements." Except as set forth on Item 3.4, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly as of their respective dates the financial condition, retained earnings, assets and liabilities of the Company and the results of operations of the Company's business for the periods indicated therein, except (i) in the case of the Current Financial Statements, for year-end adjustments (which will not in the aggregate be material) and (ii) in the case of the Financial Statements, the lack of footnote disclosure. Except as set forth on Item 3.4, the Financial Statements contain and reflect adequate reserves determined in accordance with generally accepted accounting principles consistently applied. As of the Effective Time, the Company will have no borrowed money or intercompany indebtedness, either directly or indirectly, to any affiliate or unrelated third party, including, without limitation the Seller, the Parent or Brooktrout Holdings, Inc. ("BHI").

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                  3.5. Inventory. Item 3.5 of the Memorandum sets forth a true, correct and complete list of the Company's inventory as of February 28, 2001, including the book value thereof.

                  3.6. Absence of Undisclosed Liabilities.Except as and to the extent (a) reflected and reserved against in the Current Balance Sheet, (b) set forth on Item 3.6 to the Memorandum or (c) incurred in the ordinary course of business after the Current Balance Sheet Date and not material in amount, either individually or in the aggregate, the Company has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the Company.

                  3.7. Litigation. Except as set forth in Item 3.7 to the Memorandum, there is no action, suit, investigation or proceeding to which the Company is a party pending or, to the best knowledge of the Company, the Parent or the Seller, threatened before any court or governmental agency, authority, body or arbitrator which could reasonably be expected to have a material adverse affect on the Company or the Shares. Neither the Company nor the Seller, nor the Parent with respect to the Company, have been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or the Shares. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency naming the Company or enjoining or requiring the Company, the Parent or the Seller to take any action of any kind with respect to the Company's business, assets or properties or the Shares.

                  3.8. Insurance. The Company does not have or maintain, nor has it had or maintained in the past, any insurance policies. Insurance coverage for the Company has previously been provided by the Parent.

                  3.9. Intangible Property.

         (a) For purposes of this Agreement, "Intangible Property" means trademarks, trademark applications, patents, patent applications, copyrights, trade names, trade secrets, discoveries, innovations, know-how, proprietary information, computer software (including, without limitation, source code, object code, firmware, development tools, files and any media on which such is recorded) and domain names, in each case owned by, or currently used in the business of, the Company. Item 3.9 of the Memorandum sets forth a true, correct and complete list and, where appropriate, a description of, the following Intangible Property: domain names, trade names, trademarks, trademark applications, copyrights, patent, patent applications, whether issued by the U.S. Patent and Trademark Office, European Union or other governmental authority. Other than licenses or other agreements relating to the license by the Company of computer software which is generally commercially available, the per copy cost of which is less than $5,000, true, correct and complete copies of all licenses, registrations and other agreements relating to the Intangible Property are included as Contracts in Item 3.16 of the Memorandum.

         (b) Except as set forth on Item 3.9, the Intangible Property is sufficient to conduct the Company's business as presently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the business of the Company as presently conducted. Except as otherwise disclosed in Item 3.9: (i) the Company is the sole and

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exclusive owner of all right, title and interest in and to the Intangible
Property (other than the licensed Intangible Property) and all designs, permits, labels and packages used on or in connection therewith, free and clear of all Encumbrances; (ii) the Company has the right and authority to use the Intangible Property in connection with the conduct of its business in the manner presently conducted, and to the best knowledge of the Company, the Parent and the Seller, such use does not conflict with, infringe upon or violate any rights of any other person, corporation or entity; (iii) neither the Company nor the Parent nor the Seller has received notice of a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company that any of the Company's operations, products, services or publications infringes any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others; and (iv) there are no outstanding, disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Item 3.9 or with respect to infringement by a third party of any of the Intangible Property.

         (c) Except as set forth on Item 3.9 and other than in the case of licenses or other agreements relating to the license by the Company of computer software which is generally commercially available, the per copy cost of which is less than $100, the consummation of the transactions contemplated herein will not cause or obligate the Company to grant any third party any rights or licenses with respect to any Intangible Property or pay any royalties or other amounts in excess of those being paid by the Company prior to the Closing.

         (d) Except as set forth on Item 3.9, all software products developed by the Company were written and created solely by either (x) employees of the Company acting within the scope of their employment or (y) by third parties who have validly assigned their patent, trademark, trade name, copyright or similar proprietary rights in such products to the Company.

         (e) Except as set forth on Item 3.9, the Company has taken steps reasonable under the circumstances to protect the confidentiality and trade secret status of any material confidential information of the Company, including entering into appropriate confidentiality or non-disclosure agreements with persons with access to trade secrets. To the knowledge of the Company, the Parent or the Seller, there has not been a breach by any party to any such confidentiality or non-disclosure agreement.

         (f) Except as set forth on Item 3.9, all employees of and consultants to the Company have entered into a valid and binding agreement with the Company sufficient to vest title in the Company of all Intangible Property created by such employee or consultant in the scope of his employment or consulting relationship with the Company.

                  3.10. Fixed Assets.Item 3.10 of the Memorandum contains a true, correct and complete list of all material fixed assets of the Company, as such term is generally understood pursuant to generally accepted accounting principles (the "Fixed Assets"), as of the date hereof, including the name of each asset, its original cost and the depreciation taken since its date of acquisition. Except as set forth in Item 3.10 of the Memorandum and except for any such assets that have been fully depreciated, all of the Fixed Assets are owned or licensed directly by the Company and are in good operating condition and repair (normal wear and tear excepted).

                  3.11. Leases. Item 3.11 of the Memorandum sets forth a true, correct and complete list as of the date hereof of all leases of real property to which the Company is a party (collectively, the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreement thereto, are included as Item 3.11 of the Memorandum. Each of the Leases is in full force and effect, is binding and enforceable against each of the parties thereto in accordance with its terms and, except as set forth on Item 3.11, has not been modified or amended since the date of delivery to the Buyer. No party to any of the Leases has sent written notice to the other claiming that such party is in default thereunder, which remains uncured. To the Company's, the Parent's and the Seller's knowledge, there has not occurred any event which could reasonably be expected to constitute a breach of or default in the performance by the Company of any material covenant, agreement or condition contained in any of the Leases, nor to the Company's, the Parent's and the Seller's knowledge has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. Neither the Company nor the Parent nor the Seller is obligated to pay any leasing or brokerage commission relating to any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company. To the best knowledge of the Company, the Parent and the Seller, the use of the real property subject to the Leases as presently utilized by the Company complies, or is legally non-conforming, in all material respects with the requirements of all building, zoning and other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Real Estate Governmental Regulations") of any and all governmental agencies; provided, however, that the representation shall not include compliance with Environmental Laws, which is set forth in Section 3.25. The Company has obtained all consents, permits, licenses and approvals required by such Real Estate Governmental Regulations, to the extent material to the operations or financial condition of the Company.

                  3.12. Change in Financial Condition and Assets. Except as set forth on Item 3.12 to the Memorandum, since the Current Balance Sheet Date there has been no change which has, or could be reasonably expected to have, a material adverse affect on the business, properties, assets or condition (financial or otherwise) of the Company. Except as set forth on Item 3.12, neither the Company nor the Parent nor the Seller have any knowledge of any existing or threatened occurrence, event or development, which, as far as can be reasonably foreseen, could have a material adverse effect on the Company or its business, properties, assets or condition (financial or otherwise). Since the Current Balance Sheet Date, the Company has, and through the Closing Date will,
(x) maintain its historical pattern of collection with respect to its accounts receivable, including not offering discounts with respect thereto nor accelerating the collection thereof and (y) maintain its historical pattern of pre-payment of expenses and payment of its accounts payable on a vendor-by-vendor basis.

                  3.13. Accounts Receivable. Subject to Section 12.6 below, Item
3.13 to the Memorandum sets forth a true, correct and complete list of the accounts and notes receivable of the Company (the "Accounts Receivable"), including the aging thereof, as of the date of the Current Financial Statements. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business.

                  3.14. Tax Matters. Except as set forth on Item 3.14 to the Memorandum, all tax returns and reports of the Company required by law to be filed have been filed and are complete and correct in all material respects. All Taxes and levies of every kind, character or description upon the Company or upon any of its properties, assets, income or franchises which are due and payable have been paid in full. No tax lien has been filed against any of the assets of the Company and, to the knowledge of the Company, the Seller or the Parent, no claim is being asserted with respect to any Taxes. No deficiencies have been asserted or assessed as a result of any audit by any federal, state or local taxing authority and no such deficiency or audit has been proposed or threatened. Adequate provision has been made in the Financial Statements for all Taxes, including interest and penalties thereon, payable with respect to the business or assets of the Company or otherwise for all periods set forth in the Financial Statements. The Company has withheld or collected and remitted all amounts required to be withheld or collected and remitted by it with respect to any Taxes. Correct and complete copies of all federal and state income tax returns, including schedules thereto, filed by the Company since January 1, 1999, have been made available or provided to the Buyer. Except as set forth on Item 3.14, the Company has in effect no power of attorney or authorization to anyone to represent it with respect to any Taxes. No written claim has ever been made by an authority in a jurisdiction where the Company does not file a tax return that the Company is or may be subject to taxation by that jurisdiction. Other than contracts or other agreements entered into pursuant to this Agreement and disclosed on Item 3.16, the Company has not made any payments, is not obligated to make any payments nor is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. For purposes of this Agreement, the term "Taxes" shall include, without limitation, all income, gross receipts, license, severance, sales, use, employment, unemployment, social security, payroll, employee withholding, franchise, profits, property or other taxes, levies, fees, excise taxes, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority (domestic, foreign, federal, state, municipal or otherwise) with respect thereto.

                  3.15. Books and Records. The general ledgers, books of account and other corporate books and records of the Company are in all material respects complete and correct.

                  3.16. Contracts and Commitments.

                           (a) Item 3.16 to the Memorandum contains a true,
complete and correct list and, with respect to any oral contracts only, description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"), and such list also sets forth which Contracts are no longer active:

                                    (i) all loan agreements, indentures,
mortgages and guaranties to which the Company (or the Seller or the Parent with respect to the Company) is a party or by which the Company (or the Seller or the Parent with respect to the Company) is bound;

                                    (ii) all pledges, conditional sale or title
retention agreements, security agreements (including but not limited to maintenance agreements), equipment leases and other equipment obligations, other personal property leases and lease purchase agreements to which the Company (or the Seller or the Parent with respect to the Company) is a party or by which the Company (or the Seller or the Parent with respect to the Company) or any of its property is bound, and all material leases of personal property, whether operating, capital or otherwise, under which the Company (or the Seller or the Parent with respect to the Company) is lessor or lessee, in all cases which involve payments of more than $20,000 individually;

                                    (iii) all contracts, agreements,
commitments, purchase orders or other understandings or arrangements to which the Company (or the Seller or the Parent with respect to the Company) is a party or by which the Company (or the Seller or the Parent with respect to the Company) or any of its property is bound which either involve payments or receipts by the Company (or the Seller or the Parent with respect to the Company) of more than $20,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto, or may materially adversely affect the condition (financial or otherwise) or the properties, assets or business of the Company;

                                    (iv) all collective bargaining agreements,
employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company (or the Seller or the Parent with respect to the Company) is a party;

                                    (v) all agency, distributor, sales
representative, franchise or similar agreements to which the Company (or the Seller or the Parent with respect to the Company) is a party and which are not terminable on notice of 30 days or less;

                                    (vi) all contracts, agreements or other
understandings or arrangements between the Company (or the Seller or the Parent with respect to the Company) and any of its affiliates (as such term is defined in the Securities Act of 1933 and the regulations promulgated thereunder) which will remain in existence after the Effective Time;

                                    (vii) all contracts, agreements and other
documents or information relating to past disposal of waste (whether or not hazardous); and

                                    (viii) any other material agreements or
contracts entered into by the Company (or the Seller or the Parent with respect to the Company) involving payments or receipts of more than $20,000 with respect to any individual agreement or contract.

                           (b) Except as set forth on Item 3.16 of the
Memorandum:

                                    (i) each Contract is a valid and binding
agreement of the Company, enforceable against the Company in accordance with its terms, and neither the Company nor the Parent nor the Seller have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                                    (ii) the Company (or the Parent or the
Seller with respect to the Company) has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company on its part prior to the date hereof, and neither the Company nor the Parent nor the Seller have any knowledge that the Company, if the business continues to be run in the same manner as prior to the Closing, will not be able to fulfill, when due, in all material respects, its obligations under the Contracts which remain to be performed after the date hereof;

                                    (iii) the Company (or the Parent or the
Seller with respect to the Company) is not in material breach of or material default under any Contract, and the Company (or the Parent or the Seller with respect to the Company) has no knowledge of any event that has occurred which with the passage of time or giving of notice or both would constitute such a material breach or material default by the Company, result in a loss of material rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                                    (iv) to the best knowledge of the Company,
the Parent and the Seller, there is (1) no existing material breach or default by any other party to any Contract and (2) no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto; and

                                    (v) the Company is not restricted by any
Contract from carrying on its business anywhere in the world.

                           (c) Except as set forth on Item 3.3 or Item 3.16 to
the Memorandum, the continuation, validity and effectiveness of each Contract will not be affected by the Merger and each such Contract is assignable to Buyer either without consent or such consent has been obtained. True and correct copies of each Contract that are listed on Item 3.16 of the Memorandum have been previously provided to the Buyer.

                           (d) Except as set forth on Item 3.16, from and after
the Effective Time and except for the Transition Services Agreement among the parties as contemplated herein and this Agreement, neither the Buyer nor the Buyer Sub will have any liability or obligation pursuant to any contract, agreement or other understanding or arrangement between the Company (or the Seller or the Parent with respect to the Company) and any of its affiliates (as such term is defined in the Securities Act of 1933 and the regulations promulgated thereunder).

                  3.17. Compliance with Agreements and Laws. The Company has all material licenses, permits and certificates, including, without limitation, environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets as presently conducted and operated (collectively, the "Permits"). Item 3.17 of the Memorandum sets forth a true, correct and complete list of all such material Permits, copies of which are included as Item 3.17 of the Memorandum. The business of the Company as conducted on the date hereof does not, and as conducted on the Closing Date will not, violate any federal, state, local or foreign laws, regulations, ordinances or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, hazardous waste, conservation, or corrupt practices), except where such violation would not have a material adverse effect on the business or operations of the Company. Neither the Company nor the Seller nor the Parent with respect to the Company has received notice from any federal, state or local governmental or regulatory authority since January 1, 1999 of any such violation or noncompliance and, to the best knowledge of the Company, the Parent and the Seller, there are no other outstanding notices of any such violation or noncompliance which have not been cured.

                  3.18. Employee Relations. Except as set forth on Item 3.18, the Company is in compliance in all material respects with all federal, state and local laws with respect to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes. The Company is not a party to or bound by any contract or commitment to any trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "Labor Representatives") and the Company has not conducted negotiations with respect to any such future contracts or commitments, no Labor Representatives hold bargaining rights with respect to any employees of the Company, and there are no current or, to the best knowledge of the Company, the Parent and the Seller, threatened attempts to organize or establish any trade union or employee association with respect to the Company. The Company has not had at any time, nor, to the best knowledge of the Company, the Parent or the Seller, is there now threatened, any strike. No complaint, grievance, claim, work order or investigation has been filed, made or commenced against the Company pursuant to the Occupational Health and Safety Act or any similar federal or state legislation. Item 3.18 of the Memorandum sets forth a true, correct and complete list as of February 28, 2001 of each employee of the Company showing each employee's base compensation, bonuses and other cash compensation. There are no financial obligations, whether oral or written, of the Company, or the Seller or the Parent with respect to the Company, to employees of the Company, including, without limitation, severance payments or stay bonuses, that will be, or could reasonably be expected to be, triggered by the transactions contemplated herein. None of the individuals set forth on Item
3.18 has knowledge that the services of any of the present employees of the Company will not be available for the continued conduct of the business of the Company after the Merger on substantially the same terms as presently available. For purposes of this Section 3.18, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the Company's business.

                  3.19. Employee Benefit Plans.

                           (a) Item 3.19 of the Memorandum contains a true,
correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to the employees of the Company (the "Employee Plans"). The Company itself maintains no Employee Plans other than those indicated on Item 3.19. All Employee Plans comply in all material respects with the requirements prescribed by all statutes, orders or governmental rules or regulations currently in effect and applicable to such Employee Plans. The Company has performed in all material respects all obligations required to be performed by it under the Employee Plans. The Company has not ever been obligated to contribute to any "multiemployer plan," as such term is defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and has no "defined benefit plan," as such term is defined in Section 3(35) of ERISA.

                           (b) To the best knowledge of the Company, the Parent
and the Seller, neither the Company nor any of its directors, officers, employees or agents, nor any "party in interest" or "disqualified person," as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code or
Section 406 of

ERISA, in connection with which, directly or indirectly, the Buyer or any of its affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                           (c) Each Employee Plan and all amendments thereto
intended to qualify under Section 401(a) of the Code have been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a) of the Code, and copies of all determination letters with respect to each such Employee Plan are included as Item 3.19(c) to the Memorandum, and, to the best knowledge of the Company, the Parent or the Seller, nothing has since occurred, or will occur prior to the Closing Date, which might cause the loss of such qualification or exemption.

                           (d) There are no unfunded liabilities under any of
the Employee Plans subject to Title IV of ERISA and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency. No changes have occurred since the date of the actuarial report provided to the Buyer, if any, which makes such report misleading in any material respect. The Company has not made or granted, or committed to make or grant, any benefit improvement to which participants in the Employee Plans who are employees of the Company are or may become entitled. The Company has not received, or applied for, any payment of surplus from any of the Employee Plans of the Company.

                           (e) To the best knowledge of the Company, the Parent
and the Seller, there are no pending claims, suits or other proceedings by present or former employees of the Company or their affiliates, plan participants, beneficiaries or spouses of any of the above, including claims against the assets of any trust, involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries.

                  3.20. Indebtedness to and from Officers, Directors and Shareholders. Except as set forth on Item 3.20 of the Memorandum, the Company is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Company or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses incurred in the ordinary course of business, and no such officer, director, shareholder or affiliate is indebted to the Company, except for advances made to employees of the Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

                  3.21. Powers of Attorney and Suretyships.Except as set forth on Item 3.21 of the Memorandum, the Company does not have any powers of attorney outstanding and has no obligation or liability as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership or other entity, except as endorser to makers of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

                  3.22. Customers. Item 3.22 of the Memorandum sets forth a true, correct and complete list of the names and addresses of all customers of the Company which accounted for more than three percent of the Company's total sales in the twelve-months ended December 31,

2000. None of the customers listed on Item 3.22 has notified the Company in writing that it intends to discontinue its relationship with the Company.

                  3.23. Suppliers. Item 3.23 of the Memorandum sets forth a true, correct and complete list of the names and addresses of the five suppliers of the Company which accounted for the largest dollar volume of purchases by the Company in the twelve-months ended December 31, 2000. None of the suppliers listed on Item 3.23 has notified the Company in writing that it intends to discontinue its relationship with the Company and neither the Company nor the Parent nor the Seller has any knowledge that any such supplier will discontinue its relationship with the Company.

                  3.24. Real Property. The Company does not currently own any real estate and has not owned any real estate at any time in the past.

                  3.25. Environmental Matters.

                           (a) The Company has complied and is in compliance
with all applicable Environmental Laws, in each case in all material respects, and the Company has received no written notice, report, communication or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under any applicable Environmental Laws.

                           (b) Without limiting the generality of the foregoing
and to the best knowledge of the Company, the Parent and the Seller (in this instance only, such knowledge is to be determined without independent investigation or inquiry), none of the following exists at the real property subject to the Leases:

                                    (i) underground or above-ground storage
tanks;

                                    (ii) asbestos-containing material in a form
or condition which, if not removed or encapsulated, would constitute a hazard to human health or the environment; or

                                    (iii) PCB-containing materials or equipment.

                           (c) To the best knowledge of the Company, the Parent
and the Seller, the Company does not now, and in the past neither the Company nor the Parent nor the Seller ever did, maintain, store, use, generate, treat, release, dispose (or cause to be disposed) of Hazardous Substances (other than substances of the types and quantities used by other companies in a similar business to that of the Company) in, at, under, upon or from any real property at any time owned, leased, operated or controlled by the Company, including, without limitation, the real property subject to the Leases.

                           (d) There have no releases of Hazardous Substances by
the Company in, at, under, upon or from any other real property not owned, leased, operated or controlled by the Company that could be reasonably expected to have an impact, to the best knowledge of the Company, the Parent or the Seller, on the real property subject to the Leases.

                           (e) Neither the Company nor the Parent nor the Seller
(in each case, with respect to the Company's business) ever utilized any hazardous waste transporters or any treatment, storage or disposal facilitators.

                           (f) The Company is not subject to, nor has it
received any notice of, any private, administrative or judicial action, or an intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Substances in, at, under or upon the real property subject to the Leases, and there are no pending or, to the best knowledge of the Company, the Parent and the Seller, threatened in writing actions or proceedings (or notices or potential actions or proceedings) against the Company from any Governmental Authority regarding any material matter relating to any Environmental Laws.

                           (g) The Company has obtained, and is and has always
been in material compliance with the conditions of, all permits required under any Environmental Law for the continued conduct of the Company's business in the manner now conducted and currently proposed by the Company to be conducted, except where the failure to obtain or comply would not have a material adverse effect on the business or operations of the Company.

                           (h) Item 3.25 of the Disclosure Memorandum lists all
environmental audits, inspections, assessments, investigations or similar reports in the Company's possession or of which the Company is aware relating to the real property subject to the Leases.

         For the purposes of this Agreement, "environment" means the ambient air, all layers of the atmosphere, surface water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms, and includes indoor spaces.

         For the purposes of this Agreement, "Environmental Laws" means all applicable federal, provincial, state, municipal and local laws, rules, regulations, ordinances, requirements and common law relating to public health and safety, worker health and safety and pollution and protection of the environment pertaining to (i) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste;
(ii) air, water and noise pollution, (iii) groundwater and soil contamination,
(iv) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (v) the protection of wild life, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species, (vi) storage tanks, vessels and containers, (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (viii) health and safety of employees and other persons and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto.

         "Hazardous Substances" means (i) hazardous materials, hazardous substances, extremely hazardous substances, toxic substances, hazardous wastes or words of similar import as defined under any Environmental Laws; (ii) petroleum, including without limitation, crude oil or any fraction thereof;
(iii) any radioactive material; (iv) asbestos in any form or condition; (v) polychlorinated byphenyls ("PCBs") or PCB-containing materials; and (vi) any other material, substance or waste to which liability or standards of conduct are currently imposed under any Environmental Laws.

         "Governmental Authority" means any domestic or foreign government (federal, state, municipal, local or otherwise) and any regulatory authority, agency, department, bureau, commission, board or similar body thereof.

                  3.26. Warranty and Product Liability Claims. Item 3.26 of the Memorandum contains a true, correct and complete (i) list of all warranty claims and product liability claims made against the Company from June 1, 2000 through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims and (ii) summary of the Company's warranty policy, except for routine help calls for bugs in the software products of the Company. All information relative to such claims and those arising thereafter shall be available to the Buyer from and after the date hereof.

                  3.27. Prepayments and Deposits. Item 3.27 of the Memorandum sets forth all prepayments and deposits, which have been received by the Company as of the date specified thereon, from customers for products to be shipped, or services to be performed, after the Closing Date.

                  3.28. Regulatory Approvals. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company, the Parent and the Seller and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or prior to the Closing Date will be, obtained and satisfied.

                  3.29. Disclosure. No representation or warranty by the Company, the Parent or the Seller in this Agreement, or in any exhibit hereto, or in any certificate required to be delivered hereunder, or in any list, statement, document or information set forth in, or attached to any schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or to the Company's, the Parent's or the Seller's knowledge omits or will omit any material fact, necessary in order to make the statements contained therein not misleading. Except as set forth on Item 3.29 of the Memorandum, there is no material fact which has not been disclosed to the Buyer of which the Seller, the Parent or the Company has knowledge and which could reasonably be expected to materially adversely affect the business of the Company or the Shares. Copies of the documents contained in the Memorandum are complete and accurate copies of such documents.

                  3.30. Knowledge. For purposes of this Section 3, knowledge, best knowledge, belief or words of similar effect, of the Company, the Parent or the Seller shall mean the knowledge of the individuals listed on Item 3.30 attached hereto that they have garnered in the reasonable performance of their duties, which, to the extent appropriate in the reasonable performance of their duties, may include review of pertinent books and records and inquiry of pertinent employees or consultants of the Company, the Parent or the Seller.

         4. Representations of the Buyer and the Buyer Sub.

                  The Buyer and the Buyer Sub represent and warrant to the Seller and the Parent as follows:

                  4.1. Organization and Authority. Each of the Buyer and the Buyer Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Buyer is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified does not have a material adverse effect on the Buyer. A certified copy of the Certificate of Incorporation and a copy of the By-Laws, each as amended to date, of the Buyer are included as Item 4.1 to the Memorandum, and the documents comprising Item
4.1 are complete and correct, and, other than the Certificate of Amendment contemplated by the Merger to increase the Buyer's authorized stock, no amendments have been made thereto or have been authorized since the date thereof. The issuance and delivery of the Buyer Shares in accordance with this Agreement has been approved by the Company's Board of Directors and, as of the Effective Time, will be approved by the requisite number of the Company's stockholders. Upon the filing of a Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") immediately prior to the Closing and upon the consummation of the transactions contemplated herein, the Buyer Shares issued to the Seller will be duly authorized, validly issued and non-assessable and the Buyer shall have reserved all shares of its Common Stock necessary for issuance upon conversion of the Buyer Shares.

                  4.2. Authorization. The execution and delivery by each of the Buyer and the Buyer Sub of this Agreement and the agreements provided for herein, and the consummation by each of the Buyer and the Buyer Sub of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyer or the Buyer Sub is a party constitute the valid and legally binding obligations of it, enforceable against the Buyer or the Buyer Sub in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer or the Buyer Sub of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer or the Buyer Sub; (b) violate the provisions of the charter or Bylaws of the Buyer or the Buyer Sub; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer or the Buyer Sub pursuant to any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer or the Buyer Sub is a party or by which the Buyer or the Buyer Sub is or may be bound, except as set forth on Item 4.2 of the Memorandum. Item 4.2 of the Memorandum sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer or the Buyer Sub of the transactions contemplated by this Agreement.

                  4.3. Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer or the Buyer Sub and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or prior to the Closing Date will be, obtained and satisfied.

                  4.4. Capitalization of Buyer and the Buyer Sub. As of March 27, 2001, the Buyer's authorized capital stock consists of 69,000,000 shares of common stock, of which 15,347,969 shares are outstanding, 98,000 shares are subject to warrants and 4,756,987 shares may be issued pursuant to outstanding options granted under the Buyer's 1999 Employee and Consultant Stock Option Plan, and 23,652,850 shares of preferred stock, of which 20,309,172 are outstanding. As of the date hereof, the Buyer Sub's authorized capital stock consists of 1,000 shares of common stock, 100 of which are outstanding and all of which are held by the Buyer. Upon the consummation of the transactions contemplated herein, all of the Buyer Shares will be duly and validly issued and will be fully paid and non-assessable. Except as otherwise disclosed in Item 4.4 of the Memorandum, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Buyer is authorized and outstanding; (b) there is no commitment or offer of the Buyer to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Buyer; (c) the Buyer has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and (d) there are no restrictions on the transfer of the Buyer Shares other than those arising from securities laws or contemplated by this Agreement, the Third Amended and Restated Certificate of Incorporation or the Second Amended and Restated Voting and Right of First Refusal Agreement, each as amended to date. The Buyer Sub, Sonexis International, Inc., eYak Securities Corporation, Teamwave Software Ltd. and Fort Point Telephone Company, Inc. are wholly-owned subsidiaries of the Buyer and the only subsidiaries of the Buyer. At the Effective Time, after giving effect to the transactions contemplated herein, the capitalization of the Buyer will be the same as set forth in this
Section 4.4 except (i) the authorized shares of Series C Preferred Stock will be increased from 18,652,850 to 19,000,000, (ii) the authorized shares of Common Stock will be increased from 69,000,000 to 70,000,000, (iii) the exercise of options and/or warrants that are outstanding as of the date hereof and (iv) the issuance of the Buyer Shares.

                  4.5. Litigation. Except as set forth on Item 4.5 of the Memorandum, (a) there is no action, suit, investigation or proceeding to which the Buyer is a party pending or, to the best knowledge of the Buyer, threatened before any court or governmental agency, authority, body or arbitrator which could reasonably be expected to materially and adversely affect the Buyer; (b) the Buyer has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Buyer; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency naming the Buyer or enjoining or requiring the Buyer to take any action of any kind with respect to its business, assets or properties.

                  4.6. Financial Statements. The unaudited balance sheet of the Buyer as of December 31, 2000 and the related statements of operations and cash flows of the Company for the fiscal year then ended and the unaudited balance sheet as of January 31, 2001 are included as Item 4.6 of the Memorandum (the "Buyer Financial Statements"). The Buyer Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with the Buyer's past practices and present fairly as of their respective dates the financial condition, retained earnings, assets and liabilities of the Buyer and the results of operations of the Buyer's business for the periods indicated, except for consolidation of certain subsidiaries, footnote disclosure and year-end adjustments. The Buyer Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses, impairment of asset values, and costs and expenses with respect to the contracts and commitments for the sale of goods or the provision of services by the Buyer.

                  4.7. Previous Disclosure Document. Each of the representations and warranties of the Buyer contained in the Series C Preferred Stock Purchase Agreement among the Buyer and various purchasers dated June 23, 2000, and the Company Disclosure Schedule delivered thereunder were true and correct as of June 23, 2000 and are hereby incorporated by reference with the same force and effect as if stated herein in their entirety, except that they remain given as of June 23, 2000. Since June 23, 2000 through the date hereof, there has been no material adverse change in the business, properties, assets or condition (financial or otherwise) of the Buyer, it being understood that (a) to date the Buyer has had no profits, minimal revenues and that the strategic direction of the Buyer has been evolving and continues to evolve, (b) that the Buyer has experienced losses and may continue to do so and (c) there may be changes in the industry or general economic conditions which may adversely affect the financial condition of the Buyer.

                  4.8. Employee Benefits.

         (a) The Buyer and the Buyer Sub agree that individuals who are employed by the Company immediately prior to the Closing Date shall be offered employment with the Buyer Sub as of the Effective Time (each such employee, an "Affected Employee"); provided, however, that nothing contained herein shall confer upon any Affected Employee the right to continued employment by the Buyer or the Buyer Sub for any period of time after the Effective Time which is not otherwise required by law or contract.

         (b) To the extent permitted by law and the terms of the applicable employee benefit plan, to the extent that any Affected Employee becomes a participant in any employee benefit plan maintained by the Buyer or Buyer Sub, the Buyer shall, or cause the Buyer Sub to, give such Affected Employees full credit for such Affected Employee's service with the Company (or any affiliate thereof) prior to the Effective Time to the same extent recognized by the Company immediately prior to the Effective Time; provided, however, that the provisions of this clause (b) shall not apply to any options granted by the Buyer to such Affected Employees.

                  4.9. Absence of Undisclosed Liabilities.Except as and to the extent (a) reflected and reserved against in the Buyer's unaudited balance sheet dated January 31, 2001, (b) set forth on Item 4.9 to the Memorandum or (c) incurred in the ordinary course of business after January 31, 2001 and not material in amount, either individually or in the aggregate, the Company has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the Company. For purposes of this Section 4.9, "material" means any amount in excess of $20,000.

                  4.10. Disclosure. No representation or warranty by the Buyer in this Agreement or in any exhibit hereto, or in any certificate required to be delivered hereunder, or in any list, statement, document or information set forth in, or attached to any schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or, to the Buyer's or the Buyer Sub's knowledge, omits or will omit any material fact, necessary in order to make the statements contained therein not misleading. Copies of all documents included in the Memorandum are complete and accurate copies of such documents.


         5. Access to Information; Public Announcements.

                  5.1. Access to Management, Properties and Records. From the date of this Agreement until the Closing Date and to the extent permitted by applicable laws, the Company, the Seller and the Parent shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer reasonable access upon reasonable prior notice and during normal business hours to all management personnel, offices, properties, books and records of the Company, for the sole purpose of facilitating the Closing of the transactions contemplated hereunder. The Company shall furnish to the Buyer such financial and operating data and other information as to the business of the Company as the Buyer shall reasonably request. Upon prior written approval of the Company, the Buyer shall also have the right to contact the Company's vendors and customers, and other persons having business dealings with the Company for the sole purpose of facilitating the Closing of the transactions contemplated hereunder. The activities contemplated by this Section 5.1 are hereinafter referred to as "Due Diligence Activities."

                  5.2. Confidentiality. All information not previously disclosed to the public or generally known to the persons engaged in the respective businesses of the Buyer or the Company which shall have been furnished by the Buyer or the Company to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 5 shall not be disclosed to any other person other than their respective employees, directors, attorneys, accountants, lenders or financial advisors or other than as contemplated herein and only as required by their respective positions. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to any third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto.

                  5.3. Public Announcements. Except as otherwise required by law or by any securities exchange on which a party's securities are listed based upon the advice of counsel, the parties agree that prior to the Closing Date any and all general public pronouncements or other general public communications concerning this Agreement and the acquisition of the Shares by the Buyer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Parent and the Buyer. After the Effective Time, the parties agree to provide each other with prior notice and a copy of any general public announcements or other communications concerning this Agreement or transactions contemplated herein.

         6. Pre-Closing Covenants of the Company and the Seller.

                  6.1. Conduct of Business. Except as contemplated by Section
12.9 herein, the Seller and the Parent shall cause the Company to carry on its business in the ordinary course consistent with the Company's past operating policies and practices, and substantially in the same manner as heretofore and, without the consent of the Buyer (which shall not be unreasonably withheld or delayed), shall not make or institute any unusual or new methods of purchase, sale, shipment or delivery, management, accounting or operation. All of the property of the Company shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

                  6.2. Absence of Material Changes. Except as contemplated by
Section 12.9 herein, without the prior written consent of the Buyer, neither the Company (nor the Parent nor the Seller with respect to the Company) shall: (a) take any action to amend the Company's charter documents; (b) issue any equity interest in the Company or grant any option or issue any warrant to purchase or subscribe for any of such equity interest or issue any securities convertible into such equity interest (other than the issuance of Common Stock upon the exercise of previously granted options); (c) incur any indebtedness, obligation or liability (absolute or contingent), except liabilities incurred and obligations in the ordinary course of business; (d) declare or make any payment or distribution to the Seller with respect to its equity interest or purchase or redeem any of its equity interests; (e) make any loan or other cash distribution to the Seller or any affiliate thereof, except they shall be permitted, in a manner consistent with past practice, to take cash received by the Company and distribute such cash to the Seller as payment of the intercompany indebtedness;
(f) mortgage, pledge, or subject to any lien, charge or any other encumbrance (other than purchase money security interests arising in the ordinary course of business) any of their respective assets or properties; (g) sell, assign, or transfer any of its assets, except for sales or licensing in the ordinary course of business; (h) cancel any debts or claims, except in the ordinary course of business; (i) merge or consolidate with or into any corporation or other entity;
(j) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees; (k) except as set forth on Item 6.2, make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due; (l) waive any rights of material value; (m) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount other than in the ordinary course of the Company's business and consistent with past practice; (n) knowingly take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound; (o) enter into any lease, contract, agreement or understanding, other than those entered into in the ordinary course of business; (p) incur any capital expenditure in excess of $10,000 in any single instance or $25,000 in the aggregate; (q) materially alter the terms, status or funding condition of any Employee Plan; (r) change its methods of inventory valuation; (s) enter into or commit to any transactions with the Seller, the Parent, BHI or affiliates thereof or of the Company, except in the ordinary course of the Company's business and consistent with historical practice and except for the retirement of the Company's intercompany payables in connection with the Closing; (t) change the Company's historical pattern of collection of accounts receivable, including such changes as offering discounts with respect thereto or accelerating the collection thereof; (u) change the Company's historical pattern of pre-payment of expenses or payment of accounts payable on a vendor-by-vendor basis; or (v) commit or agree to do any of the foregoing in the future.

                  6.3. Reports, Taxes. Subject to the provisions of Section 12.3 below, the Company will, and the Seller and the Parent will cause the Company to, duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon it or any of its properties (unless contesting such in good faith and adequate provision has been made therefor).

                  6.4. Communications with Customers and Suppliers. The Company will continue to accept customer orders in the ordinary course of business and consistent with past practice for all products offered by the Company but expected to be shipped after the Closing Date. After the Effective Time, the Company, the Buyer Sub and the Buyer will cooperate in communications with suppliers and customers in connection with the Merger.

                  6.5. Update of Disclosure Memorandum. The Parent, the Seller and the Company may deliver to the Buyer and the Buyer Sub updated schedules for the Disclosure Memorandum. The Buyer will accept such changes to the Disclosure Memorandum to the extent the changes are: (a) changes that have occurred in the ordinary course of business as the result of passage of time between the execution of this Agreement and the Closing and do not have a material adverse effect, either individually or in the aggregate, on the Company's business or operations or (b) omissions to the Disclosure Memorandum made in good faith and not material, either individually or in the aggregate, in amount or to the business or operations of the Company. Such accepted changes to the Disclosure Memorandum shall not constitute a breach of the representations and warranties.

         7. Best Efforts to Obtain Satisfaction of Conditions.

         The Company, the Parent, the Seller, the Buyer Sub and the Buyer each covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

         8. Mutual Conditions to Obligations of the Parties.

         The respective obligations of the parties hereto are subject to the fulfillment, at the Closing Date, of the following conditions precedent:

                  8.1. Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Company, the Parent, the Seller, the Buyer Sub or the Buyer of the transactions contemplated by this Agreement and the operation of the business of the Company by the Buyer and the Buyer Sub shall have consented to, authorized, permitted or approved such transactions.

                  8.2. Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or, to the best knowledge of the parties hereto, threatened by any governmental body or person whatsoever (i) which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement, including the Merger or the transfer of the Shares by the Seller, or (ii) which might affect the right of the Buyer or the Buyer Sub to own the Shares or operate the Company after the Closing.

                  8.3. Material Adverse Change. There shall have been no material adverse change in the business, operations, employee relations or conditions (financial or otherwise) of the Company, on the one hand, or the Buyer, on the other hand, from and after the date hereof through the Closing Date.

                  8.4. Series C Preferred Stock. The Seller, the Buyer and the requisite number of the holders of the Buyer's Series C Preferred Stock shall have entered into (x) Amendment No. 3 to the Series C Preferred Stock Purchase Agreement in substantially the form attached hereto as Exhibit B and (y) Amendment No. 3 to the Second Amended and Restated Voting and Right of First Refusal Agreement, in substantially the form attached hereto as Exhibit C.

                  8.5. Transition Services Agreement. The Seller, the Parent, the Buyer and the Buyer Sub shall have entered into a transition services agreement, in substantially the form attached hereto as Exhibit D.

                  8.6. Certificate of Merger. A duly executed Certificate of Merger for filing with the Secretary of State of the State of Delaware, in compliance with DGCL, shall have been delivered to the Buyer for filing with the Secretary of State.

         9. Conditions to Obligations of the Buyer and the Buyer Sub.

         The obligations of the Buyer and the Buyer Sub under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the
Buyer:

                  9.1. Continued Truth of Representations and Warranties of the Seller, the Parent and the Company; Compliance with Covenants and Obligations. The representations and warranties of the Company, the Parent and the Seller shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Buyer. The Company, the Parent and the Seller shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. At the Closing, the Company and the Parent shall each have delivered to the Buyer a certificate signed by its respective President as to its compliance with this Section 9.1 and the Seller shall have delivered to the Buyer a certificate signed by its trustee as to its compliance with this Section 9.1.

                  9.2. Stockholder Consent. The Buyer shall have received the requisite consents from its stockholders to carry out this Agreement and the transactions contemplated hereby, and to effectuate the Merger.

                  9.3. Consent of Third Parties. The Buyer shall have been furnished by the Parent with all requisite consents and approvals of all third parties (other than consent to contracts pursuant to Section 9.8 below) whose consent or approval is required in order for the Company, the Parent and the Seller to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on Item 3.3 of the Disclosure Memorandum.

                  9.4. Opinion of Counsel. The Buyer shall have received an opinion of Goodwin Procter LLP, counsel to the Company, the Parent and the Seller, dated as of the Closing Date, in a form reasonably satisfactory to the Buyer or its counsel.

                  9.5. Intercompany Payables. The Buyer shall have received a certificate signed by the President of the Parent attesting to the fact that (x) any and all intercompany indebtedness or payables between the Company and the Seller, the Parent, BHI or any other affiliate of the Company, the Seller or the Parent has been forgiven on or prior to the Effective Time; (y) the Buyer has no obligation with respect to such intercompany indebtedness or payables (including any tax liabilities related thereto); and (z) the Company has no third-party indebtedness for borrowed money as of the Closing Date.

                  9.6. Dissenters' Rights. There shall have been no exercise of appraisal rights under Section 262 of the Delaware General Corporation Laws with respect to the Shares.

                  9.7. Termination of Options. Except as set forth on Item 9.7 of the Memorandum, the Company will provide the Buyer with evidence, reasonably satisfactory to the Buyer, that, as of the Effective Time, all outstanding options, warrants or other rights to purchase any equity interests in the Company are either terminated or have been exercised in accordance with their terms and, with respect to the terminated options, the holders thereof have no rights to receive any consideration of any kind or nature in connection with the Merger, including, without limitation, the Merger Consideration. Notwithstanding anything herein to the contrary, in the event that any options to purchase shares of Common Stock in the Company are exercised prior to the Closing, (x) such shares will be considered "Shares" for all purposes of this Agreement, (y) the holders of such Shares shall be considered a "Seller" for all purposes of this Agreement and shall be entitled to receive their proportionate interest of the Merger Consideration and (z) the holders of such Shares shall be subject to the indemnification provisions of Section 11 to the extent of their proportionate interest in the Merger Consideration. It is agreed by the parties hereto that, to the extent that any representation or warranty or related disclosure in the Disclosure Memorandum made in the Merger Agreement is rendered inaccurate solely as a result of the fact that an optionholder exercises Options and becomes a stockholder of the Company, it shall not be a breach of a representation or warranty and neither the Parent nor the Seller shall have any indemnification liability to the Buyer or the Buyer Sub with respect to such inaccuracy. The Parent and the Seller shall be permitted to update the Disclosure Memorandum to reflect such Option exercises and any such update shall be deemed accepted changes pursuant to Section 6.5 herein. The parties hereby acknowledge and agree that under no circumstances shall either the Buyer or the Buyer Sub be obligated to increase the aggregate Merger Consideration to be paid pursuant to the Merger Agreement as a result of the exercise of any options for shares of Common Stock in the Company.

                  9.8. Contracts. At the Closing, the Contracts, including those agreements for which the Company is performing services but are the direct obligations of the Parent or its affiliates, shall either be (x) assigned to the Buyer or the Buyer Sub or (y) shall enter into such arrangement as are mutually satisfactory in such a manner as to render the full economic benefit of such Contract or agreement to the Buyer or Buyer Sub in a manner reasonably satisfactory to the Buyer. The Buyer and the Buyer Sub hereby jointly and severally agree to perform those contracts set forth on Item 9.8 as well as those contracts set forth on Item 3.16(a)(iii) to which the Parent, the Seller or an affiliated entity other than the Company is a party in accordance with their terms (collectively, the "9.8 Contracts"). The Buyer and the Buyer Sub jointly and severally indemnify and hold harmless Seller and Parent for any claims relating to the 9.8 Contracts that arise after the Effective Time in connection with the Buyer's or the Buyer Sub's actions, inaction, obligations or commitments after the Effective Time. This indemnification shall not apply to any action, inaction, obligation or commitment which is required by the terms of such applicable 9.8 Contract to be undertaken by the Parent, the Seller or the Company prior to the Effective Time (whether or not such claim is asserted prior to or after the Closing) with respect to the 9.8 Contracts.

                  9.9. Assignment of Trademarks. At the Closing, the Parent and/or the Seller shall have executed an assignment of trademarks, in a form reasonably satisfactory to the Buyer, to transfer the ownership of those marks set forth on Item 9.9 to the Buyer Sub.

                  9.10. Certificate of Amendment. At the Closing, the Buyer shall have filed with the Secretary of State for the State of Delaware a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation pursuant to which the number of shares of the Buyer's Common Stock and Series C Preferred Stock shall be increased to the extent necessary in order to provide for the issuance of the Buyer Shares.

                  9.11. Closing Deliveries. The Buyer shall have received at or prior to the Closing all documents set forth in this Section 9 and such other documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                           (a) the stock certificates, duly executed in blank or
with stock powers attached, representing the Shares;

                           (b) a certificate of the Secretary of State of the
State of Delaware as to the legal existence and good standing of the Company in such jurisdiction;

                           (c) a certificate of the Secretary of State of the
Commonwealth of Massachusetts as to the legal existence and good standing of each of the Seller and the Parent in such jurisdiction;

                           (d) a certificate signed by the Secretary of the
Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter and by-laws delivered pursuant to Section 3.1;

                           (e) a certificate signed by the Secretary of the
Seller attesting to the incumbency of the Seller's officers and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

                           (f) a certificate signed by the Secretary of the
Parent attesting to the incumbency of the Parent's officers and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

                           (g) written resignations of the Company's officers
and directors; and

                           (h) such other documents, instruments or certificates
as the Buyer may reasonably request.

        10. Conditions to Obligations of the Company, the Parent and the Seller.

        The obligations of the Company, the Parent and the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Parent:

                  10.1. Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer and the Buyer Sub in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Parent. The Buyer and the Buyer Sub shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. At the Closing, each of the Buyer and the Buyer Sub shall have delivered to the Seller a certificate signed by its respective President as to its compliance with this Section 10.1.

                  10.2. Opinion of Counsel. The Seller and the Parent shall have received an opinion of Epstein Becker & Green, P.C., counsel to the Buyer and the Buyer Sub, dated as of the Closing Date, in a form reasonably satisfactory to the Seller, the Parent or their counsel.

                  10.3. Tax Opinion. The Company shall have received a bring-down as of the Closing Date of the opinion previously rendered by Goodwin Procter LLP (the "Original Opinion"). Such bring-down shall be rendered by Goodwin Procter LLP unless the Buyer or the Company fail to confirm in writing those certain written representations previously made in connection with the delivery of the Original Opinion (the "Tax Representations"). In the event that Goodwin Procter LLP cannot deliver the bring-down to the Original Opinion as of the Closing Date because either the Buyer or the Company fail to confirm the Tax Representations and counsel to the Buyer determines that it can render an opinion in substantially the form as the Original Opinion as of the Closing Date, the Company must accept such opinion from Buyer's counsel.

                  10.4. Closing Deliveries. The Seller and the Parent shall have received at or prior to the Closing all documents set forth in this Section 10 and such other documents, instruments or certificates as the Seller or the Parent may reasonably request including, without limitation:

                           (a) the stock certificate representing the Buyer
Shares in the name of the Seller;

                           (b) the Cash Payment;

                           (c) a certificate of the Secretary of State of the
State of Delaware as to the legal existence and good standing of each of the Buyer and the Buyer Sub;

                           (d) a certificate signed by an authorized
representative of the Buyer attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the authenticity and continuing validity of the Certificate of Incorporation delivered pursuant to Section 4.1;

                           (e) a certificate signed by an authorized
representative of the Buyer Sub attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement; and

                           (f) such other documents, instruments or certificates
as the Company may reasonably request.

         11. Indemnification.

                  11.1. By the Seller and the Parent. The Seller and the Parent, jointly and severally, hereby indemnify in full and hold harmless the Buyer and the Buyer Sub (and the Company from and after the Closing), and each of their officers, directors and shareholders, from and against all claims, damages, losses, liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, assessments, penalties, fines, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") as a result of, resulting from, arising out of, related to or in connection with:

                           (a) any breach of any representation or warranty, or
non-fulfillment or non-performance of any covenant or agreement, contained in this Agreement, the Schedules hereto, any exhibit hereto, any certificate to be delivered hereunder or any other related agreements or transactions specifically contemplated herein or therein (except for the Transition Services Agreement which shall not be governed by the provisions of this Section 11), by the Company (prior to the Closing), the Parent or the Seller in connection with this transaction; or

                           (b) any claims against, or liabilities or obligations
of, the Seller or the Parent with respect to any breach of Sections 2(a) or 2(b) herein; or

                           (c) any claims against, or liabilities or obligations
of, the Seller, the Parent or the Company relating to payroll withholding taxes as disclosed pursuant to Item 3.14 of the Memorandum; or

                           (d) any claims against, or liabilities or obligations
of, the Company, the Buyer or the Buyer Sub relating to the Hong Kong Claims (as defined in Section 12.9 below)

                  11.2. By the Buyer and Buyer Sub. The Buyer and the Buyer Sub, jointly and severally, hereby indemnify and hold harmless the Seller and the Parent from and against all Losses in connection with any breach of any representation or warranty, or non-fulfillment or non-performance on the part of the Buyer or the Buyer Sub of any covenant or agreement, contained in this Agreement, the Schedules hereto, any exhibit hereto or any other related agreements or transactions specifically contemplated herein or therein (except for the Transition Services Agreement, which shall not be governed by the provisions of this Section 11), by the Buyer or the Buyer Sub in connection with this transaction.

                  11.3. Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 11, the Buyer, on the one hand, or the Seller or the Parent, on the other hand (the party seeking such indemnification, the "Indemnified Party"), shall promptly notify the other party or parties hereto (the party or parties from whom indemnification is sought, the "Indemnifying Party"), and such Indemnifying Party's counsel pursuant to Section 16 herein, in writing (the "Indemnification Notice") of the claim, which writing shall include the facts constituting the basis for such claim, the specific section of this Agreement upon which the claim is based and an estimate, if possible, of the amount of damages suffered by the Indemnified Party. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party (a "Third Party Claim"), the Indemnification Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom and shall attach all correspondence and demands from such third party. In the event that any claim for indemnification involves a matter other than a Third Party Claim, the Indemnifying Party shall have thirty (30) days from receipt of the Indemnification Notice to object to such claim by delivery of a written notice of such objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely object shall constitute a final and binding acceptance of the claim for indemnification by the Indemnifying Party and the claim shall be paid in accordance with Section 11.5 hereof.

                  11.4. Defense by the Indemnifying Party. (a) In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice given to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim if the facts alleged in such Third Party Claim are subsequently determined to be accurate. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such claims or legal proceedings and, at the sole cost and expense of the Indemnifying Party, shall take all steps it deems necessary or appropriate in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless such settlement or judgement includes a full release of the Indemnified Party from such Third Party Claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within ten (10) days after the date it receives written notice of such claim from the Indemnified Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem necessary or appropriate, including, but not limited to, settling such claim or litigation (subject to the second to last sentence of Section 11.3), on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

                  (b) The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to a Third Party Claim.

                  11.5. Payment of Indemnification Obligation. Upon a final determination of an indemnification claim made by the Indemnified Party, whereby such final determination is by reason of (i) a failure of the Indemnifying Party to timely object to an Indemnification Notice, (ii) the mutual agreement of the Indemnifying Party and the Indemnified Party, or (iii) an arbitration award pursuant to Section 14 hereof (each, a "Final Determination"), then, subject to
Section 11.7 below, the amount of the Losses in connection with such Final Determination shall be paid as follows:

                           (1) If the Indemnified Party is the Buyer and the
Losses sustained by the Buyer have resulted or will result in the Buyer making a cash payment in a Third Party Claim, then the aggregate of all Losses with respect to all Third Party Claims shall be paid first, by cash, cashier's check or wire transfer of immediately available funds up to $4,927,392, second, by surrender of Buyer Shares pursuant to Section 11.8 below for any additional Losses until such time that the Parent and the Seller have surrendered an aggregate amount of 1,687,027 Buyer Shares and third, the balance of the Losses, if any, shall be paid, at the Parent's and the Seller's election, subject to the immediately following proviso, by either (A) cash, cashier's check or wire transfer of immediately available funds or (B) surrender of Buyer Shares pursuant to Section 11.8 below; provided, however, that if the Indemnification Notice(s) with respect to all such Third party Claims either (aa) reasonably specifies Losses in excess of $11,439,316 or (bb) if the aggregate amount of such Losses is indeterminable, reasonably specifies that such Losses are likely to exceed $11,439,316 and instructs the Seller and the Parent to submit to the Internal Revenue Service ("IRS") a Private Letter Ruling Request (as defined below), then, in the case of (aa) or (bb), the Seller and/or the Parent shall submit such Private Letter Ruling Request in accordance with such request and the provisions hereinafter set forth and the following shall apply following receipt of the Final Private Letter Ruling (as defined below): if the Final Private Letter Ruling is a Positive Final Private Letter Ruling (as defined below), then the balance of such Losses shall be paid by surrender of Buyer Shares pursuant to Section 11.8 below; and if the Final Private Letter Ruling is a Negative Final Private Letter Ruling (as defined below), then the balance of such Losses shall be paid at the Parent's or the Seller's option either by cash, cashier's check or wire transfer of immediately available funds or surrender of Buyer Shares pursuant to Section 11.8 below;

                           (2) If the Indemnified Party is the Buyer and the
Losses did not and will not result in the Buyer making a cash payment to a third party, then, at the sole election of the Parent, by (x) cash, cashier's check or wire transfer of immediately available funds, (y) surrender of Buyer Shares pursuant to Section 11.8 below or (z) a combination of cash and surrender of Buyer Shares;

provided, however, that the Parent and the Seller may only be required to surrender up to 1,687,027 Buyer Shares; and

                           (3) If the Indemnified Party is the Seller or the
Parent, payment of the indemnification liability shall be by cash, cashier's check or wire transfer of immediately available funds.

         If the Parent does not notify the Buyer in writing of its election, if any, pursuant to clause (2) above within ten days after the date of a Final Determination, then the right of the Parent to make such election pursuant to clause (2) above shall terminate and thereafter the Buyer shall have the right to make such election pursuant to clause (1) above, which election by the Buyer shall be binding upon the Parent regarding the method of payment of such the Losses. For purposes of this Section 11.5, the following definitions shall apply:

         "Private Letter Ruling Request" shall mean a private letter ruling request with respect to the federal income tax effect of the provisions of
Section 11.5(1) if the Seller were required to surrender more than 50% of the Buyer Shares in payment of indemnification claims hereunder, prepared as provided in the second to last paragraph of this section and filed with the IRS.

         "Final Private Letter Ruling" shall mean the IRS response to the Private Letter Ruling Request.

         "Positive Final Private Letter Ruling" shall mean a response to the Private Letter Ruling Request that states that the federal income tax effect of the Seller surrendering more than 50% of the Buyer Shares in payment of indemnification claims hereunder will not affect the tax-free nature of the Merger.

         "Negative Final Private Letter Ruling" shall mean any ruling other than a Positive Final Private Letter Ruling or an oral or written statement that the IRS declines to rule.

         The Seller and the Parent shall provide a copy of the draft Private Letter Ruling Request to the Buyer for the Buyer's review and consent. The Seller and the Parent, on the one hand, and the Buyer, on the other hand, shall cooperate in finalizing the Private Letter Ruling Request. The Private Letter Ruling Request, once it has been agreed to by both parties, shall be deemed final and shall thereafter be filed by the Parent and the Seller with the IRS. In the event that there is a Final Determination in connection with such Third Party Claims resulting in the payment of Losses to the Buyer or the Buyer Sub in excess of $11,439,316 prior to the receipt of a Final Private Letter Ruling, the Parent and the Seller shall pay the amount of the Losses up to $11,439,316 in accordance with this Section 11.5(1) and the balance of such Losses shall be paid in cash, cashier's check or wire transfer of immediately available funds.

         The Seller and the Parent shall have the right to submit a Private Letter Ruling Request at any time after the Effective Time, whether or not the Buyer or the Buyer Sub has so instructed them in accordance with clause (1) of
Section 11.5, and whether or not either of the conditions set forth in clauses
(aa) or (bb) of said clause (1) have been satisfied. Any such Private Letter Ruling Request shall be prepared and submitted to the IRS in accordance with the provisions of the immediately preceding paragraph and the Final Private Letter Ruling received in response thereto shall have the effect set forth following the colon in the last sentence of said clause (1) in the event that Losses payable by the Seller and the Parent hereunder exceed $11,439,316.

                  11.6. Survival of Representations; Claims for Indemnification. Unless otherwise provided herein, all representations and warranties contained in this Agreement shall survive until December 31, 2002, after which date no claims for indemnification may be made, except for (i) claims, if any, asserted in writing prior to such date and identified as a claim for indemnification pursuant to this Section 11, which shall survive until finally resolved in accordance with Section 11, or (ii) claims based upon (x) a breach of Sections 2(a) or 2(b), which shall survive indefinitely, or (y) a breach of Sections 3.14, 3.19, 3.25, 3.26 (with respect to computer hardware only), Section 12.5,
Section 15 which shall survive until the expiration of the applicable statute of limitations.

                  11.7. Limitation of Indemnification Obligations. If the Indemnifying Party shall be the Seller or the Parent, the maximum monetary liability of such Indemnifying Parties related to all Losses in the aggregate pursuant to this Agreement shall be limited to (x) payment to the Indemnified Party of an amount equal to the Cash Payment plus (y) the surrender to the Indemnified Party of the Buyer Shares (the "Cap"). If such Indemnifying Parties shall be the Buyer or the Buyer Sub, the maximum monetary liability of such Indemnifying Parties shall be limited to an amount equal to the Cash Payment and the value of the Buyer Shares. For purposes of this Agreement, the Buyer Shares shall be valued at $3.86 per share. Any indemnification right related to a claim shall be subject to reaching a minimum aggregate obligation (the "Basket") of $100,000, whereupon the entire aggregate amount of all Claims shall be payable as if the Basket had not existed. Notwithstanding the foregoing, the Basket and the Cap shall not apply to, and the Buyer shall be entitled to recover for all Losses associated with, any claims based upon Section 11.1(b) herein. Notwithstanding anything herein to the contrary, indemnification pursuant to this Section 11 shall be limited to the amount of liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or similar payment recovered by the indemnified party or any of its affiliates from any third party, which insurance or other proceeds shall be net of any and all increases in insurance premium amounts or other added costs associated therewith.

                  11.8. Surrender of Buyer Shares. If pursuant to Section 11.5 herein the Parent or the Seller exercises its election to pay for Losses by surrender of Buyer Shares, then the Buyer shall receive as payment for such Losses that number of Buyer Shares equal to (x) the aggregate amount of the Losses to be paid by the Seller or the Parent in Buyer Shares to the Buyer pursuant to this Section 11 divided by (y) $3.86. If the Parent or the Seller, as the case may be, so elects to utilize this right of surrender, the Seller or the Parent, as the case may be, shall surrender a sufficient number of the Buyer Shares to the Buyer for cancellation and, if necessary, the Buyer shall issue a new stock certificate(s) for the reduced amount of Buyer Shares to which the Seller is then entitled. In the event that the Seller or the Parent, as the case may be, is required to surrender to the Buyer the Buyer Shares and it does not promptly effect such surrender, the Buyer shall be entitled to effectuate such surrender and cancellation of the appropriate number of Buyer Shares on the books and record of the Buyer and no longer treat the Seller or the Parent, as the case may be, as the holder of such cancelled Buyer Shares, without any further action on the part of the Seller or the Parent. The certificate(s) representing the Buyer Shares that is delivered to the Seller at Closing shall bear a legend to reflect this right of surrender. Except for equitable remedies and specific performance, to which the Buyer and the Buyer Sub shall retain all rights, the right to indemnification as set forth herein shall be the sole and exclusive remedy of the Buyer and the Buyer Sub.

         12. Post-Closing Agreements.

         The Seller and the Parent each agrees that from and after the Closing
Date:

                  12.1. Proprietary Information. The Seller and the Parent shall hold in confidence all knowledge and information of a secret or confidential nature with respect to the terms of this Agreement or the business of the Company and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller or the Parent. Each of the Seller and the Parent agrees that the remedy at law for any breach of this Section 12.1 would be inadequate and that the Buyer and the Buyer Sub shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 12.1.

                  12.2. Non-Competition Agreement.

                  (a) For a period of two (2) years after the Closing Date, neither the Seller nor the Parent, nor any other person controlled by the Parent, shall develop, market, sell or otherwise distribute any Competitive Product or any services based on a Competitive Product, except as provided in clause (ii) below. For purposes of the foregoing, "Competitive Product" means a hardware-independent graphical user interface-based application development tool for voice and fax processing applications which product is directly competitive with the Company's Show N Tel or ActiveCall software products as they exist or are the subject of active planning by the Company at the date hereof. Without intention of expanding the scope of the foregoing covenant, (i) "Competitive Product" shall not include any applications programming interface, software developer kit or other product currently distributed by the Brooktrout Technology segment of the Parent's and its Subsidiaries' (other than the Company) business; and (ii) nothing herein shall be interpreted to prohibit or restrict Parent or any person controlled by Parent from marketing, selling or otherwise distributing any product that is proprietary to a person unrelated to Parent pursuant to any OEM, resale or similar arrangement, or any service based on such a product, or from entering into any cooperative marketing, partnering, alliance or other agreement with any such unrelated person.

                  (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 12.2 are reasonable. In the event that any court determines that the duration or geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller and the Parent each also agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer and the Buyer Sub shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions upon any actual or threatened breach of this non-competition provision.

                  (c) For a period equal to one (1) year after the Closing Date, neither the Seller nor the Parent, nor any affiliated person or entity, shall recruit, solicit, induce, attempt to induce, participate in hiring or hire, any employee or consultant of the Company or induce any employee or consultant of the Company to terminate or otherwise cease his or her relationship with the Buyer.

                  12.3. Sharing of Data and Preparation of Tax Returns. Each of the Seller, the Parent and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Shares to the Buyer, the operation of the Company by the Buyer and the Buyer Sub, and the preparation of audited, consolidated financial statements by the Buyer incorporating the operations of the Buyer Sub (and the Company prior to the Effective Date); provided, however that such cooperation shall not require the expenditure of funds by the Seller or the Parent. Further, the Buyer shall have the right to review and comment on all federal and state tax returns related to the Company prior to the filing of such tax returns for fiscal year 2000 to ensure that neither the Seller nor the Parent take any actions or elections on such tax returns that are adverse to the interests of the Buyer Sub as operated by the Buyer after the Closing. The Parent and the Seller shall provide such draft of the tax returns to the Buyer at least 30 days' prior to the extended due date for the filing for such returns. Any disagreements among the parties shall be resolved pursuant to Section 14 herein. The provisions of this Section 12.3 are not intended to apply to any of the services which are the subject of the Transition Services Agreement.

                  12.4. Cooperation of the Seller and the Parent. The Seller, the Parent, the Buyer and the Buyer Sub will cooperate with each other in furnishing information or other assistance reasonably requested in connection with any actions, proceedings, arrangements or disputes involving the business of the Company and based upon contracts, arrangements, property rights, acts or omissions of the Company which were in effect or carried on prior to the Closing Date. In particular, the Buyer will be provided with access to the financial books and records of the Seller and the Parent with respect to the Company in order for the Buyer to prepare audited, consolidated financial statements incorporating the Company's operations prior to the Effective Time. To the extent received after the Effective Time, the Seller and the Parent shall promptly deliver to the Buyer or the Buyer Sub any mail, correspondence or other records or instruments belonging to the Company and the Buyer and the Buyer Sub shall promptly deliver to the Parent and the Seller any mail, correspondence or other records or instruments incorrectly addressed to the Buyer or the Buyer Sub. The provisions of this Section 12.4 are not intended to apply to any of the services which are the subject of the Transition Services Agreement.

                  12.5. Subsequent Merger or Liquidation. The Buyer agrees that for a period of one (1) year after the Closing Date the Buyer will not merge or liquidate the Buyer Sub with and into the Buyer or any affiliate thereof. The Buyer further represents that it has no present intention to (i) merge or liquidate the Buyer Sub into the Buyer or any affiliate thereof or (ii) sell all or substantially all of the stock or assets of the Buyer Sub. The Buyer further agrees that for a period of one (1) year after the Closing the Buyer will not discontinue the business of the Buyer Sub unless there is a material change in the circumstances pertaining to the operations or the business of the Buyer Sub.

                  12.6. Payment of Company's Accounts Receivable after Closing. All payments of accounts receivable purchased hereunder and received by the Buyer or the Buyer Sub after the

Effective Time shall be applied to the applicable customer's oldest account receivable first unless such customer specifically directs in writing payment to be otherwise applied. Neither the Buyer nor the Buyer Sub will instruct any customers to designate the specific payment of any such account receivable. The parties further acknowledge and agree that all collections of such accounts receivable by the Buyer or the Buyer Sub shall be for the Buyer Sub's account. Any payments of accounts receivable which are purchased hereunder but received by the Parent or the Seller after the Effective Time shall be promptly (but in any event no later than five business days after receipt thereof) delivered to the Buyer or the Buyer Sub by the Parent or the Seller, as applicable.

                  12.7. Use of Brooktrout Software Name. It is expressly acknowledged and agreed that the name "Brooktrout" is a proprietary trademark of the Parent and that any rights that the Company may have had to use the name "Brooktrout" alone or in combination with other words or designs shall terminate upon the Effective Time, except as hereinafter provided. The Buyer and the Buyer Sub agree that, from and after the Effective Time, neither party will use the "Brooktrout Software" name except (i) to refer to Buyer Sub as a successor-in-interest to the Company; (ii) to obtain the full economic benefit of those contracts not assigned to the Buyer or Buyer Sub pursuant to Section
9.8 herein; (iii) to otherwise facilitate the transition of the Company's business and operations to the Buyer and the Buyer Sub for a period not to exceed 180 days following the Effective Time, in cases where existing marketing materials, software products, contract forms and the like include such name; provided that the Buyer and the Buyer Sub will use reasonable efforts to replace such materials with materials that do not use the "Brooktrout Software" name with reasonable promptness and shall not use such name in any materials that are newly created after the Effective Time; and (iv) in connection with software already installed for customers.

                  12.8. Tax-Free Reorganization. To maintain the Merger as a reorganization within the meaning of Section 368(a)(2)(D) of the Code, neither Seller, Parent, Buyer, Buyer Sub nor any of their affiliates will intentionally take or intentionally cause to be taken any action, or intentionally fail to take or intentionally cause the failure to be taken of any action, that would cause the Merger to fail to be treated as a reorganization within the meaning of
Section 368(a)(2)(D) of the Code.

                  12.9. Mega Solution Industrial Ltd. and Beijing Jiya Telecom Corp.. Notwithstanding anything herein to the contrary, immediately prior to Effective Time, the Parent or the Seller shall cause (i) the account receivable in the amount of $216,280.00 related to products that were previously shipped and invoiced to either Mega Solution Industrial Ltd. or Beijing Jiya Telecom Corp. (the "Hong Kong Companies") to be transferred off the books and records of the Company and to the books and records of the Parent and the Seller and (ii) the account receivable reserve on the Company's financial statements as it relates to the transferred account receivable shall be deemed to be reduced by $216,280.00. The Parent and the Seller acknowledge and agree that neither the Buyer nor the Buyer Sub shall have any responsibility, obligation or liability with respect to (1) the account receivable from the Hong Kong Companies or (2) any matter arising from or relating to the relationship between the Parent, the Seller or the Company and the Hong Kong Companies in effect prior to the Effective Time, including, without limitation, any claim by either of the Hong Kong Companies that the Company owes money to either of the Hong Kong Companies (clause 1 and 2, collectively, the "Hong Kong Claims"). The Parent, the Company and the Seller have filed suit against the Hong Kong

Companies as of April 3, 2001. The Parent, the Company and the Seller covenant and agree that, prior to the Closing, (x) they will enter into the Assignment and Assumption Agreement in the form shown to and modified by the Buyer and (y) the Parent and the Seller will cause the Company to be dropped as a party to such pending legal claims. The Buyer and the Buyer Sub hereto shall cooperate with the Parent and the Seller in all reasonable respects in connection with the defense of any Hong Kong Claims, including making available records relating to such claim and furnishing employees of the Buyer and the Buyer Sub as may be reasonably necessary for the preparation of the defense of any such Hong Kong Claims or for testimony as witnesses in any proceeding relating to a Hong Kong Claim.

         13. Termination of Agreement; Option to Proceed; Damages.

                  13.1. Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston Time, on April 13, 2001, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Buyer and the Parent.

                  13.2. Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the Buyer and the Parent. In the event of such termination by agreement, the Buyer and the Buyer Sub shall have no further obligation or liability to the Company, the Parent or the Seller under this Agreement, and the Company, the Parent and the Seller shall have no further obligation or liability to the Buyer and the Buyer Sub under this Agreement.

                  13.3. Termination by Reason of Breach. This Agreement may be terminated by the Company, the Parent or the Seller if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Company, the Parent or the Seller or the failure by the Company, the Parent or the Seller to perform any condition or obligation hereunder.

                  13.4. Availability of Remedies at Law. In the event this Agreement is terminated by the Buyer or the Parent pursuant to the provisions of
Section 13.3, the parties hereto shall have available to them all remedies afforded to them by applicable law or in equity, including, without limitation, claims for losses or damages pursuant to Section 11 and claims for specific performance and other equitable remedies.

         14. Dispute Resolution.

                  14.1. General. In the event of any dispute between the parties hereto with respect to any matter covered by this Agreement, either the Parent or the Seller, on the one hand, or the Buyer or the Buyer Sub, on the other hand, may commence the dispute resolution procedures by notifying the other party in writing of the existence of a dispute. Such writing should specifically identify the matter that is in dispute and should be sent in the manner set forth for notices in Section 16 herein. The parties shall thereafter use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after notice of a dispute has been provided, either party may initiate any arbitration in accordance with this
Section 14.

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

                  14.2. Arbitration. All disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, validity or performance hereof that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS/Endispute, Inc., or its successor. The arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the Comprehensive Arbitration Rules and Regulations promulgated by JAMS/Endispute, Inc. unless specifically modified herein.

                           (a) Notwithstanding anything in the rules to the
contrary, each party shall have the right, without leave of the arbitrator, to take three depositions in connection with any arbitration proceeding. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and whatever discovery, including, without limitation, additional depositions, the arbitrator believes is just and appropriate. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto and shall be a Final Determination for the purpose of Section 11 herein, not withstanding any enforcement or other judicial actions. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

                           (b) The parties covenant and agree that they will
participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may, in his or her discretion, assess attorneys fees and expenses, arbitration fees charged by JAMS/Endispute, Inc. Unless otherwise assessed by the arbitrator, the parties shall bear their own attorneys' fees, costs and expenses in connection with the arbitration.

                           (c) Each of the parties hereto irrevocably and
unconditionally consents to the exclusive jurisdiction of JAMS/Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement (except for the purpose of enforcement, vacation or confirmation of the award pursuant to Section 14(d) below or for the purpose of obtaining temporary and preliminary equitable or injunctive relief). Each of the parties hereto further irrevocably waives any objection to proceeding before JAMS/Endispute, Inc. based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS/Endispute, Inc. has been brought in an inconvenient forum. Each of the parties hereto consents to service of process by registered mail at the address to which notices are to be given pursuant to this Agreement. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

                           (d) Any arbitration award may be entered in and
enforced, vacated or confirmed by any court having jurisdiction thereover and the parties hereby consent and submit themselves to the sole and exclusive jurisdiction and venue of the federal or state courts located in Boston, Massachusetts for purposes of the enforcement, vacation or confirmation of any arbitration award. Each of the parties hereto further consents to the sole and exclusive jurisdiction and venue of the federal or state courts located in Boston, Massachusetts for the purpose of any party obtaining temporary and preliminary equitable or injunctive relief.

         15. Brokers.

                  15.1. For the Company, the Parent and the Seller. The Company, the Parent and the Seller, jointly and severally, represent and warrant that, other than Tucker Anthony Sutro

Capital Markets, no person, firm or corporation has acted in the capacity of broker or finder on its or their behalf to bring about the negotiation of this Agreement. The Parent acknowledges and agrees that it shall pay all fees and expenses of Tucker Anthony Sutro Capital Markets in connection with the transactions contemplated herein. The Seller and the Parent shall each indemnify and hold harmless the Buyer and the Buyer Sub (and the Company after the Closing) against any claims or liabilities asserted against by any person acting or claiming to act as a broker or finder on behalf of the Company, the Parent or the Seller.

                  15.2. For the Buyer and the Buyer Sub. The Buyer and the Buyer Sub each represents and warrants that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer shall indemnify and hold harmless the Seller and the Parent against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer or the Buyer Sub.

         16. Notices.

         Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, by telecopy, or sent by federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

                  To the Buyer
                  or the Buyer Sub
                  or the Company
                  (after Closing):        eYak, Inc.
                                          70 Franklin Street
                                          Boston, MA  02110
                                          Attention:  President
                                          Fax: (617) 747-4106

                  With a copy to:         Susan E. Pravda, Esq.
                                          Epstein Becker & Green, P.C.
                                          75 State Street
                                          Boston, MA  02109
                                          Fax: (617) 342-4001

                  To the Company (before Closing)
                  or the Seller
                  or the Parent:          Brooktrout, Inc.
                                          250 First Avenue
                                          Needham, MA
                                          Attn:  President
                                          Fax: (781) 449-9009

                  with a copy
                  in each instance to:    Thomas Storer, P.C.
                                          H. David Henken, P.C.
                                          Goodwin Procter LLP

                                          53 Exchange Street
                                          Boston, MA  02109
                                          Fax: (617) 523-1231

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date actually delivered, if delivered personally, by overnight courier or by telecopy or (b) three business days after being sent, if sent by registered or certified mail.

         17. Successors and Assigns.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Buyer nor the Buyer Sub may assign its obligations hereunder without the prior written consent of the Company, the Seller or the Parent, except that such consent shall not be required to assign this Agreement upon a Change of Control by the Buyer or the Buyer Sub. Neither the Parent, the Seller nor the Company may assign this Agreement without the prior written consent of the Buyer or the Buyer Sub, except that such consent shall not be required to assign this Agreement upon a Change of Control by the Parent or the Seller. For purposes of this Section 17, a Change of Control shall mean the sale of all or substantially all of the stock or assets of such entity or the merger or consolidation of such entity pursuant to which either the entity will not be the surviving corporation or more than 50% of the stockholders of such entity prior to such transaction will not longer represent a majority of the stockholders of the surviving entity. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Buyer Sub, the Company, the Parent or the Seller from any obligation or liability under this Agreement.

         18. Entire Agreement; Amendments; Attachments.

                  The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. This Agreement, all Schedules and Exhibits hereto, that certain Confidentiality Agreement between the Buyer and Tucker Anthony (on behalf of the Parent) dated January 11, 2001, and all agreements and instruments to be delivered by the parties pursuant hereto or entered into contemporaneously herewith represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties hereto may amend or modify this Agreement by a written instrument executed by the Buyer, the Buyer Sub, the Company, the Parent and the Seller.

         19. Severability.

                  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         20. Expenses.

                  Except as otherwise expressly provided herein, the Buyer will pay all fees and expenses incurred by it or the Buyer Sub in connection with the transactions contemplated hereunder. The Seller and the Parent will pay all fees and expenses incurred by the Company, the Seller or the Parent in connection with the transactions contemplated hereunder.

         21. Intentionally Omitted.

         22. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Subject to Section 14 herein, any claim, action, suit or proceeding arising out of, in connection with or related to this Agreement or the transaction contemplated herein shall be conducted in Boston, Massachusetts and the parties hereby consent and submit themselves to the sole and exclusive jurisdiction and venue of the federal or state courts located in Boston, Massachusetts for such purposes.

         23. Section Headings.

         The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         24. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                   eYAK, INC.


                                   By:    /s/ David Friend
                                        ---------------------------------------
                                            David Friend, CEO and President


                                   SONEXIS TECHNOLOGIES, INC.


                                   By:   /s/ David Friend
                                        ---------------------------------------
                                            David Friend, President


                                   BROOKTROUT SOFTWARE, INC.:


                                   By:      /s/ Mark Flanagan
                                       ----------------------------------------
                                            Mark Flanagan, President and CEO


                                   BROOKTROUT, INC.:


                                   By:      /s/ Eric R. Giler
                                       ----------------------------------------
                                            Eric R. Giler, President


                                   BROOKTROUT BUSINESS TRUST:


                                   By:      /s/ Eric R. Giler
                                       ----------------------------------------
                                            Eric R. Giler, President